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                                                                    Exhibit 4(b)
                             SUB-ADVISORY AGREEMENT

          AGREEMENT made as of February __, 2004, by and between MASTER REAL INVESTMENT TRUST, a Delaware statutory trust (hereinafter referred to as the "Trust"), and MERRILL LYNCH INVESTMENT MANAGERS LLC, a Delaware limited liability company (hereinafter referred to as "MLIM LLC").

                              W I T N E S S E T H:

          WHEREAS, the Trust is a Delaware statutory trust engaged in business as an open-end management investment company registered under the Investment Company Act of 1940, as amended (hereinafter referred to as the "Investment Company Act"); and

          WHEREAS, MLIM LLC is engaged in rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and as a commodity trading advisor and a commodity pool operator with the Commodity Futures Trading Commission; and

          WHEREAS, the Trust has entered into an investment advisory agreement (the "Advisory Agreement"), dated February __, 2004, with Fund Asset Management, L.P. (hereinafter referred to as "FAM") pursuant to which FAM will provide investment advisory and management services to the Trust; and

          WHEREAS, MLIM LLC is willing to provide investment advisory services to the Trust with respect to all or a portion of the assets of the Trust on the terms and conditions hereinafter set forth;

          NOW THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Trust and MLIM LLC hereby agree as follows:

                                    ARTICLE I

                               DUTIES OF MLIM LLC
                               ------------------

          The Trust hereby employs MLIM LLC to act as an investment adviser for such assets of the Trust as the Trust may from time to time determine and to furnish, or arrange for affiliates to furnish, certain investment advisory services with respect to such portion of the Trust's assets, as described below, subject to the policies of, review by and overall control of the Trustees of the Trust, for the period and on the terms and conditions set forth in this Agreement. MLIM LLC hereby accepts such employment and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation, to be paid by FAM, provided for herein. MLIM LLC and its affiliates shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed agents of the Trust.

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          MLIM LLC shall provide (or arrange for affiliates to provide) the
Trust with such investment research, advice and supervision as the latter may from time to time consider necessary for the proper management of the portion of the assets of the Trust from time to time managed by MLIM LLC. All advice and recommendations provided by MLIM LLC shall be subject to the restrictions of the Declaration of Trust and By-Laws of the Trust, as amended from time to time, the provisions of the Investment Company Act and the statements relating to the Trust's investment objective, investment policies and investment restrictions as the same are set forth in the Trust's current Registration Statement on Form N-1A.

                                   ARTICLE II

                       ALLOCATION OF CHARGES AND EXPENSES
                       ----------------------------------

          MLIM LLC assumes and shall pay for maintaining the staff and personnel necessary to perform its obligations under this Agreement and shall pay all compensation of officers of the Trust and all Trustees of the Trust who are affiliated persons of MLIM LLC to the extent not otherwise paid by FAM.

                                   ARTICLE III

                            COMPENSATION OF MLIM LLC
                            ------------------------

          For the services rendered, the facilities furnished and expenses assumed by MLIM LLC, the Trust shall use its reasonable best efforts to cause FAM to pay to MLIM LLC at the end of each calendar month a fee of at least $1.00 or another amount to be determined from time to time by FAM and MLIM LLC, but in no event in excess of the amount that FAM actually receives for providing services to the Trust pursuant to the Advisory Agreement.

                                   ARTICLE IV

                       LIMITATION OF LIABILITY OF MLIM LLC
                       -----------------------------------

          MLIM LLC shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the performance of services rendered hereunder with respect to the Trust, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this Article IV, the term "MLIM LLC" shall include any affiliates of MLIM LLC performing services for the Trust contemplated hereby and partners, members, directors, officers and employees of MLIM LLC and such affiliates.

                                    ARTICLE V

                             ACTIVITIES OF MLIM LLC
                             ----------------------

          The services of MLIM LLC to the Trust are not to be deemed to be exclusive, and MLIM LLC and any person controlled by or under common control with MLIM LLC (for purposes of this Article V referred to as "affiliates") is free to render services to others. It is

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understood that Trustees, officers, employees and shareholders of the Trust are or may become interested in MLIM LLC and its affiliates, as directors, members, officers, partners, employees and shareholders, and that MLIM LLC and its affiliates are or may become similarly interested in the Trust.

                                   ARTICLE VI

                   DURATION AND TERMINATION OF THIS AGREEMENT
                   ------------------------------------------

          This Agreement shall become effective as of the date first above written, and shall remain in force for two years after the effective date of this Agreement and thereafter, but only so long as such continuance is specifically approved at least annually by (i) the Trustees of the Trust, or by the vote of a majority of the outstanding voting securities of the Trust, and
(ii) a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

          This Agreement may be terminated at any time, without the payment of any penalty, by the Trustees or by vote of a majority of the outstanding voting securities of the Trust, or by MLIM LLC, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

                                   ARTICLE VII

                          AMENDMENTS OF THIS AGREEMENT
                          ----------------------------

          This Agreement may be amended by the parties only if such amendment is approved in compliance with the requirements of the Investment Company Act and the rules and regulations thereunder.

                                  ARTICLE VIII

                          DEFINITIONS OF CERTAIN TERMS
                          ----------------------------

          The terms "vote of a majority of the outstanding voting securities", "assignment", "affiliated person" and "interested person," when used in this Agreement, shall have the respective meanings specified in the Investment Company Act and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

                                   ARTICLE IX

                                  GOVERNING LAW
                                  -------------

          This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

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                                    ARTICLE X

                     LIMITATION OF OBLIGATIONS OF THE TRUST
                     --------------------------------------

          The obligations of the Trust shall be limited to the assets of the Trust, shall be separate from the obligations of any other series of the Trust, and any one series of the Trust shall not be liable for the obligations of any other series of the Trust.

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          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written. This Agreement may be executed by the parties hereto in any number of counterparts, all of which together shall constitute one and the same instrument.

                                        MASTER REAL INVESTMENT TRUST


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        MERRILL LYNCH INVESTMENT MANAGERS LLC


                                        By: _______________,
                                        MANAGING MEMBER


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

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